3Q 2022 Exhibit Preliminary 99.2 Results Ally Financial Inc. 3Q 2022 Earnings Review October 19, 2022 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

3Q 2022 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as“believe,”“expect,”“anticipate,”“intend,”“pursue,”“seek,”“continue,”“estimate,”“project,”“outlook,” “forecast,”“potential,”“target,”“objective,”“trend,”“plan,”“goal,”“initiative,”“priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,”“will,” “should,”“would,” or“could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our“SECfilings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles(“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operatingleases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms“lend,”“finance,” and“originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term“consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

3Q 2022 Preliminary Results

GAAP & Core Results: Quarterly

($ millions, except per share data)	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21
GAAP net income attributable to common shareholders (NIAC)	$ 272	$ 454	$ 627	$ 624	$ 683
Core net income attributable to common shareholders [1][2]	$ 346	$ 570	$ 687	$ 705	$ 782
GAAP earnings per common share (EPS) *(diluted, NIAC)*	$ 0.88	$ 1.40	$ 1.86	$ 1.79	$ 1.89
Adjusted EPS [1][3]	$ 1.12	$ 1.76	$ 2.03	$ 2.02	$ 2.16
Return on GAAP common shareholders' equity	10.0%	14.7%	18.0%	16.8%	18.1%
Core ROTCE [1][4]	17.2%	23.2%	23.6%	22.1%	24.2%
GAAP common shareholders' equity per share	$ 33.66	$ 37.28	$ 39.99	$ 43.58	$ 42.81
Adjusted tangible book value per share (Adjusted TBVPS) [1][5]	$ 28.39	$ 32.16	$ 35.04	$ 38.73	$ 39.72
Efficiency ratio	57.6%	54.8%	52.6%	49.6%	50.5%
Adjusted efficiency ratio [1][6]	48.2%	43.9%	45.6%	44.4%	41.7%
GAAP total net revenue	$ 2,016	$ 2,076	$ 2,135	$ 2,199	$ 1,985
Adjusted total net revenue [1][7]	$ 2,089	$ 2,222	$ 2,210	$ 2,197	$ 2,110
Pre-provision net revenue [1][8]	$ 855	$ 938	$ 1,013	$ 1,109	$ 983
Core pre-provision net revenue [1][8]	$ 948	$ 1,084	$ 1,088	$ 1,107	$ 1,108
Effective tax rate	28.1%	24.0%	22.6%	26.8%	21.5%

(1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted earnings per share (Adjusted EPS), Core pre-tax income (loss), Core pre-provision net revenue (Core PPNR), Core net income (loss) attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

(2) Core net income attributable to common shareholders is a non-GAAP financial measure. See page 29 for definition and 34 for calculation methodology.

(3) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure. See page 34 for definition and calculation methodology.

(4) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure. See page 36 for definition and calculation methodology.

(5) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure. See page 35 for definition and calculation methodology.

(6) Adjusted efficiency ratio is a non-GAAP financial measure. See page 37 for definition and calculation methodology.

(7) Adjusted total net revenue is a non-GAAP financial measure. See page 39 for calculation methodology.

(8) Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR) are non-GAAP financial measures. See page 39 for definition and calculation methodology.

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3Q 2022 Preliminary Results 3Q 2022 Financial Results Focused Execution Leading, Growing Businesses Durable Returns $1.12 17.2% $2.1B 9.3% Adjusted Total Core CET1 Adjusted (1) (1) (1) ROTCE Net Revenue Capital Ratio EPS Notable Items within the Quarter • $133M of reserve build to support profitable loan growth • $136M impairment on a nonmarketable equity investment related to our mortgage origination partner – Revised carrying value of $19M • $20M of noninterest expense related to the termination of legacy pension plan – Additional impact to be recorded in 4Q; ~$55M noninterest expense | ~$60M deferred tax expense • $21M valuation allowance against tax credits (5pp impact to effective tax rate) (1) $ in millions Revenue Provision Expense GAAP EPS Adj. EPS Reserve Build - $133 - ($0.33) ($0.33) (Loan Growth) Impairment ($136) - - ($0.33) ($0.33) Pension - - $20 ($0.05) - Tax Expense ($0.07) ($0.07) Total ($136) $133 $20 ($0.78) ($0.73) (1) Represents a non-GAAP financial measure. See pages 34, 36, and 39 for calculation methodology and details. 4

3Q 2022 Preliminary Results

3Q 2022 Operational Highlights

Solid operating performance across established and growing businesses

Auto & Insurance

- Consumer auto originations of $12.3B | Strong underwriting & risk management capabilities supporting profitable asset growth
- 8.75% estimated retail auto originated yield[1], ↑165bps YoY and 93bps QoQ, demonstrating continued pricing momentum
- Nearly 23K active U.S. dealer relationships providing 3.1M decision applications
- 7 millionth vehicle sold on SmartAuction platform | Digital platform delivering fee revenue and deepening dealer relationships
- Insurance written premiums of $291M | $5.6B investment management portfolio

Ally Bank

- Deposits: $133.9B of retail deposits, ↑$2.7B QoQ | 2.6M retail depositors | On track for FY retail balance growth
- Ally Home®: $521M originations, ↓85% YoY, reflective of industry trends | $19.7B HFI balance
- Ally Invest: $13.1B net customer assets | 521k active accounts
- Ally Lending: $599M gross originations | 426k active borrowers | 3.5k active merchants
- Ally Credit Card: $1.4B credit card loan balances | 1.0M active cardholders
- Corporate Finance: $9.4B HFI loan portfolio | Strong growth in lower risk, asset-based lending segment

(1) *Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 31 for details.*

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3Q 2022 Preliminary Results

Consumer Saving and Spending Trends

Consumers remain healthy despite persistent inflation

- **Average savings balances across income segments are up ~30% compared to March 2020**
  - Elevated tax outflows in 2Q driving temporary decrease in balance
- **Consumers spending remains robust, ~20% above pre-pandemic levels**
  - Continued strength in spending while financial obligations for consumers remain historically low

Ally Savings Account Balance by Income Segment

Greater than $50K | Less than $50K


+32%
+28%
Mar. 2020
Sept. 2022

Ally Average Debit Card Spend by Income Segment

Greater than $50K | Less than $50K


+24%
+23%
Mar. 2020
Sept. 2022

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3Q 2022 Preliminary Results 3Q 2022 Financial Results Inc / (Dec) v. 3Q 22 Consolidated Income Statement 2Q 22 3Q 21 2Q 22 3Q 21 ($ millions, except per share data) (1) $ 1 ,730 $ 1 ,774 $ 1,603 $ (45) $ 126 Net financing revenue (ex. Core OID) (1) (11) (10) (9) (0) (1) Core OID Net financing revenue $ 1 ,719 $ 1,764 $ 1,594 $ (45) $ 125 Includes $136M (1) 359 448 507 (89) (148) Adjusted other revenue impairment of (2) nonmarketable equities Repositioning & change in fair value of equity securities (62) (136) (116) 74 54 Other revenue 297 312 391 (15) (94) Net charge-offs 276 153 54 123 222 Provision build 162 151 22 11 140 Provision for credit losses 438 304 76 134 362 Noninterest expense (ex. Repositioning) 1,141 1,138 1,002 3 139 Impact from termination of Repositioning items 20 - - 20 20 legacy qualified pension plan Noninterest expense 1,161 1,138 1,002 23 159 Pre-tax income $ 417 $ 634 $ 907 $ (217) $ (4 90) Income tax expense 117 152 195 (35) (78) Net loss from discontinued operations (1) - - (1) (1) Net income $ 299 $ 482 $ 712 $ (183) $ (413) Preferred stock dividends 27 28 29 (1) (2) Net income attributable to common stockholders $ 272 $ 454 $ 683 $ (182) $ (411) GAAP EPS (diluted) $0 .88 $ 1.40 $1 .89 $ (0.52) $ (1.01) (1) 0 .03 0 .02 0.02 0.00 0 .01 Core OID, net of tax Change in fair value of equity securities, net of tax 0 .16 0 .33 0 .14 (0.17) 0 .02 (3) 0.05 - 0.11 0 .05 (0.06) Repositioning, discontinued ops., and other, net of tax (4) $ 1.12 $1 .76 $ 2.16 $ (0.64) $ (1.04) Adjusted EPS Notable Items (EPS Impact) Other revenue: Impairment of nonmarketable equity investment $ (0.33) Provision for credit losses: Reserve build $ (0.33) (1) Represents a non-GAAP financial measure. For calculation methodology see page 39. (2) See page 38 for details and calculation methodology. (3) Represents a non-GAAP financial measure. For calculation methodology see pages 34 and 38. (4) Represents a non-GAAP financial measure. For calculation methodology see page 34. 7

3Q 2022 Preliminary Results Balance Sheet & Net Interest Margin 3Q 22 2Q 22 3Q 21 Average Average Average Balance Balance Balance Yield Yield Yield ($ millions) Retail Auto Loan $ 82,362 7.29% $ 79,695 6.82% $ 76,557 6.62% Retail Auto Loan (ex. hedge impact) 7.04% 6.85% 6.84% Auto Lease (net of depreciation) 10,588 5.98% 10,615 6.66% 10,919 9.21% Commercial Auto 15,945 4.81% 16,211 3.65% 13,887 3.54% Corporate Finance 9 ,291 6.30% 8 ,351 5.02% 6 ,735 5.12% (1) 19,762 3.10% 18,980 3.01% 15,125 2.83% Mortgage (2) 1,672 11.04% 1,346 11.94% 728 13.86% Consumer Other - Ally Lending (3) Consumer Other - Ally Credit Card 1 ,300 21.17% 1 ,093 19.71% - - Cash and Cash Equivalents 3,627 1.73% 3 ,761 0.61% 13,055 0.14% (4) 34,578 2.55% 35,050 2.35% 35,532 1.76% Investment Securities & Other Earning Assets $ 179,125 5.59% $ 175,103 5.11% $ 172,538 4.68% (4) Total Loans and Leases 141,332 6.43% 136,663 5.93% 124,290 5.99% (5) $ 142,793 1.58% $ 139,814 0.76% $ 139,244 0.70% Deposits (6) 10,046 4.99% 9 ,674 5.04% 9,787 5.19% Unsecured Debt Secured Debt 1,374 6.08% 1 ,154 6.61% 1 ,675 4.29% (7) Other Borrowings 12,502 2.48% 11,966 1.75% 4,929 3.42% (6) $ 166,715 1.89% $ 162,608 1.12% $ 155,635 1.11% Funding Sources (6) 3.83% 4.06% 3.68% NIM (ex. Core OID) NIM (as reported) 3.81% 4.04% 3.66% (1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. (2) Unsecured lending from point-of-sale financing. (3) Credit Card lending portfolio. (4) Includes Community Reinvestment Act and other held-for-sale (HFS) loans. (5) Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). (6) Represents a non-GAAP financial measure. Excludes Core OID and Core OID balance. See page 39 for calculation methodology. (7) Includes FHLB borrowings and Repurchase Agreements. 8

3Q 2022 Preliminary Results

Net Interest Margin Dynamics

NIM projected to reach +/- 3.5% as Fed Funds peaks

- **Rapidly rising rates and liability sensitive balance sheet creating near term NIM compression**
- **Two largest portfolios respond differently to changes in benchmark rates**
  - Retail Auto: Fixed rate, increased pricing on new assets only, requires portfolio turnover
  - Deposits: Largely liquid (~70% OSA), pricing changes affect entire portfolio immediately
- **Projections assume Fed Funds peak of ~5% in early 2023**
- **Projecting continued retail portfolio yield expansion and stable deposit pricing following Fed Funds peak**
- **Anticipated growth in high margin unsecured loans and floating assets provide an additional NIM benefit**

Retail Auto Pricing Dynamics


50% Prospective Beta For Illustration
Estimated Originated Yield (1)
Portfolio Yield (incl. Hedge)
7.1%
7.8%
8.7%
6.6%
6.8%
7.3%
7.8%
Mid-8% & Increasing
1Q 22
2Q 22
3Q 22
4Q 22
4Q 23

Cumulative Pricing

0.25%	1.35%	2.25%

% of Portfolio Re-priced Since March 2022

n/m	15%	25%	35%	65%

Deposit Pricing Dynamics


75% Prospective Beta For Illustration
EoP OSA Yield
Retail Deposit Portfolio Yield
0.6%
0.5%
1.0%
0.7%
2.1%
1.5%
2.5%
Low-3% & Stable
1Q 22
2Q 22
3Q 22
4Q 22
4Q 23

Cumulative Pricing

0.00%	0.50%	1.60%

% of OSA Portfolio Re-priced Since March 2022

0%	100%	100%	100%	100%

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3Q 2022 Preliminary Results

Capital

- **3Q 2022 CET1 ratio of 9.3%**
- **Strong commitment to driving shareholder value**
  - Organic loan expansion driving long-term, sustainable returns
  - Executed $415 million of repurchases in 3Q (~$1.6B YTD)
  - Announced 4Q common dividend of $0.30 per share
- **Prudent capital allocation amid highly uncertain macroeconomic backdrop**
  - Expect FY 2022 repurchases of $1.7B; minimal activity In 4Q
- **Well-positioned for a variety of operating environments with $3.6B of CET1 capital above FRB requirement of 7.0% (Regulatory Minimum + SCB)**

Capital Ratios and Risk-Weighted Assets



14.6%
12.8%
13.5%
13.1%
12.7%
12.4%
Total Capital Ratio
12.8%
11.2%
11.9%
11.5%
11.1%
10.8%
Tier 1 Ratio
11.2%
9.6%
10.3%
10.0%
9.6%
9.3%
CET1 Ratio
$146
$140
$146
$149
$152
$155
Risk Weighted Assets ($B)
3Q 19
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 31 for details.

Common Shares Outstanding

(# millions)



484
300
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2016
2017
2018
2019
2020
2021
2022

Dividend Per Share



8¢
12¢
13¢
15¢
17¢
19¢
25¢
30¢
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2016
2017
2018
2019
2020
2021
2022

Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. ~300,335,089 actual shares outstanding as of 9/30/22.

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3Q 2022 Preliminary Results Asset Quality: Key Metrics Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity ($ millions) 3Q 19 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 Retail Auto $ 253 $ 51 $ 94 $ 113 $ 108 $ 217 Annualized NCO Rate Commercial Auto 1 - - (1) (1) - Mortgage Finance - - - - (1) 1 Corporate Finance 15 - 1 - 26 31 NCOs ($M) Ally Lending - 5 9 15 13 16 (1) Ally Credit Card - - 2 8 11 13 (2) Corp/Other (2) (2) (3) (2) (3) (2) Total $ 267 $ 54 $ 103 $ 133 $ 153 $ 276 (1) 4Q’21 Ally Credit Card NCOs represent December 2021 activity only (2) Corp/Other includes legacy Mortgage HFI portfolio. Note: Ratios exclude loans measured at fair value and loans held-for-sale. See page 31 for definition. Retail Auto Delinquencies Retail Auto Net Charge-Offs (NCOs) 30+ DPD Delinquency Rate 60+ DPD Annualized Delinquency NCO Rate Rate 60+ Delinquent NCOs ($M) Contracts ($M) See page 31 for definition. Note: Includes accruing contracts only. Days Past Due (“DPD”) 11

3Q 2022 Preliminary Results

Asset Quality: Retail Auto Credit Normalization

- **Auto portfolio today reflects slightly higher loss content and materially higher risk-adjusted yields**
- **Given strategic shift to prime & used, net charge-offs are expected to migrate to 1.6%, ↑30 bps vs. 2019**
- **Normalized 30+ DPD Delinquency of 3.4-3.8% would reflect 30-70 basis points of elevation vs. 2019**
- **Strong dealer engagement and pricing posture has led to higher originated yields, ↑125 bps vs. 3Q '19**
  - After normalizing for higher benchmark rates, yields are ↑100bps vs 30bps increase in expected losses

Normalized Retail Auto NCO and 30+ DPD Delinquency

Annual Averages



3.1%
1.3%
Retail NCO %
Annual Avg. 30+ DPD DQ Rate
3.4-3.8%
~1.6%
Retail NCO %
Annual Avg. 30+ DPD DQ Rate
2019 Portfolio
2023 - 2024

Retail Auto Loan Pricing: Originated Yield[1] vs. Fed Funds



Vintage Lifetime NCO Expectation: ~1.6%
7.50%
2.25%
Avg. Fed Funds Target %
Avg. Retail Origination Yield
Vintage Lifetime NCO Expectation: ~1.6%
8.75%
2.50%
Avg. Fed Funds Target %
Avg. Retail Origination Yield
3Q 19
3Q 22

Retail Auto NCO and Delinquency expected to normalize in 2023

(1) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 31 for details.

Note: Days Past Due ("DPD") includes accruing contracts only.
See page 31 for Net charge-offs (NCO) definition.

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3Q 2022 Preliminary Results

Asset Quality: Coverage & Reserves

Consolidated Coverage

($ billions)



0.99%
$1.3
2.03%
$2.6
2.75%
$3.1
2.67%
$3.3
2.63%
$3.3
2.68%
$3.5
2.71%
$3.6
Reserve (%)
Reserve ($)
3Q 19
CECL Day 1
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Retail Auto Coverage

($ billions)



Includes 2bps from Hurricane Ian
1.50%
$1.1
3.34%
$2.4
3.62%
$2.8
3.54%
$2.8
3.49%
$2.8
3.51%
$2.9
3.56%
$3.0
Reserve (%)
Reserve ($)
3Q 19
CECL Day 1
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Consolidated QoQ Reserve Walk

($ millions)

2Q'22 Reserve

$3,450

1 **Net Charge-off Activity**

($276) *3Q'22 NCOs*

$276 *Replenished*

2 **Δ In Portfolio Size**

$133 *Loan Growth*

($0.33) EPS Impact

3 **All Other**

$28

Includes macroeconomic trends

3Q'22 Reserve

$3,611

Increases in 3Q reserves primarily driven by continued strength in origination volume

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3Q 2022 Preliminary Results Ally Bank: Deposit & Customer Trends • Total deposits of $146 billion, up $6.3 billion YoY Total Deposits: Retail & Brokered ($ billions; EoP) – Retail deposits of $133.9 billion, up $2.7 billion QoQ; up $2.3 billion YoY Industry Leading 96% Customer Retention Rate – Consistent monthly growth in retail balances following net outflow in 2Q driven by elevated tax payments ▪ Continue to expect full year 2022 retail deposit growth Brokered / Other – 86% core-funded with deposits Avg. Retail Portfolio • 2.6 million retail deposit customers, up 6% YoY Interest Rate Retail th – 51k net new customers, Ally’s c54 onsecutive quarter of growth Balances ▪ 69% of new 3Q customers were from millennial or younger generations • Efficient deposit gathering platform with less than 30bps of noninterest expense Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits. See page 31 for Customer Retention Rate definition. Numbers may not foot due to rounding. Retail Deposit Customer Trends Retail Deposit Balance Growth by Customer Type New Customers | Existing Customers Total Customers 2.6M Consistent Growth From Both New & Existing Customers Net New Customers per Quarter 1.1M 14

3Q 2022 Preliminary Results

Ally Bank: Leading, Growing & Diversified

#1	2.6M	54	$134B	13+
Largest All-Digital, Direct U.S. Bank(1)	Ally Bank Deposit Customers	Consecutive Quarters of Customer Growth	Retail Deposit Balances	Consecutive Years of Retail Deposit Growth

- **Leading, all-digital direct bank with engaged and growing customer base**
  - Personalized, seamless, digital experience for all customers
  - Complementary businesses strengthen deposit franchise with highly engaged customers
  - Continued momentum in unsecured lending segments; loan growth, ↑ ~$1.6B YoY and ~$0.5B QoQ
  - Disciplined investment in organic loan growth, technology, and brand, positioning Ally for long-term, sustainable returns

Ally Invest (Brokerage & Wealth)

Net Customer Assets ($ in billions) | Acquired: 2Q'16



71%
70%
79%
73%
72%
% of New Accts from Existing Customers
$16
$17
$17
$14
$13
503
506
517
518
521
Net Funded Accounts (k)
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Ally Credit Card

EoP Portfolio Balances ($ in billions) | 63% Customer CAGR since 2017
Acquired: 4Q'21



$0.8
$1.0
$1.0
$1.2
$1.4
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Ally Lending (Point of Sale)

EoP Portfolio Balances ($ in billions) | 3.5k merchant relationships
Acquired: 4Q'19



$0.8
$1.0
$1.2
$1.5
$1.8
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

See page 32 for footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies, and securities and brokerage and investment advisory services.

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3Q 2022 Preliminary Results

Auto Finance

- **Auto pre-tax income of $488 million**
  - Pre-tax income, down QoQ and YoY, primarily driven by higher provision for credit losses from robust consumer origination volume and expected normalization of credit performance
- **Prepayment activity beginning to moderate, reducing pressure on retail auto yields**
- **Significant lessee and dealer buyout activity continuing to limit lease gain upside**
- **Ability to generate robust application flow and strong pricing while facing industry-wide inventory challenges highlights Ally's unique dealer value proposition**
  - Comprehensive product suite with breadth and depth
  - High-tech, high-touch dealer relationship model

		Inc / (Dec) v.	
Key Financials ***($ millions)***	**3Q 22**	**2Q 22**	**3Q 21**
Net financing revenue	$ 1,303	$ 2	$ (26)
Total other revenue	74	2	13
Total net revenue	1,377	4	(13)
Provision for credit losses	328	100	275
Noninterest expense[1]	561	16	49
Pre-tax income	$ 488	$ (112)	$ (337)
U.S. auto earning assets *(EOP)*	$ 110,862	$ 2,046	$ 9,623
Key Statistics			
Remarketing gains *($ millions)*	$ 39	$ (10)	$ (47)
Average gain per vehicle	$ 1,325	$ (346)	$ (1,169)
Off-lease vehicles terminated *(# units)*	29,562	(103)	(4,913)
Application volume *(# thousands)*	3,149	(147)	(109)

Retail Auto Yield Trends



Estimated Originated Yield (2)
7.50%
7.10%
6.97%
7.07%
7.82%
8.75%
Portfolio Yield (ex. Hedge)
6.66%
6.84%
6.81%
6.75%
6.85%
7.04%
3Q 19
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Hedge Impact to Retail Auto Portfolio Yield

3Q 19	3Q 21	4Q 21	1Q 22	2Q 22	3Q 22
0.01%	(0.22%)	(0.20%)	(0.14%)	(0.03%)	0.25%

Lease Portfolio Trends



Lessee & Dealer Buyout %
31%
74%
79%
85%
86%
87%
Remarketing Gains ($ millions)
$28
$86
$65
$50
$50
$39
3Q 19
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Avg. Gain / Unit

3Q 19	3Q 21	4Q 21	1Q 22	2Q 22	3Q 22
$944	$2,495	$2,339	$1,640	$1,671	$1,325

See page 32 for additional footnotes.
(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 31 for details.

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3Q 2022 Preliminary Results Auto Finance: Agile Market Leader # # # # Leading 1 1 1 1 Prime Auto Bank Floorplan Bank Retail Auto Dealer Satisfaction Insurance Provider (1) (2) (3) (4) Lender Lender Loan Outstandings J.D. Power Award (F&I, P&C Products) Dealer Relationships & Consumer Applications Auto Balance Sheet Trends ($ billions) ($ billions; EoP) Active U.S. Dealer (5) Lease Relationships 9.6M YTD Retail U.S. Consumer Applications Commercial Auto Consumer Originations Consumer Origination Mix ($ billions; % of $ originations) (% of $ originations) Retail Weighted Avg. Lease FICO New Growth Used Stellantis Nonprime % of GM Total Retail See page 32 for footnotes. 17

3Q 2022 Preliminary Results

Insurance

- **Insurance pre-tax loss of $30 million and core pre-tax income of $32 million**
  - $292 million of earned premiums demonstrates resilient revenue stream and solid business model in volatile market backdrop
  - Losses down QoQ, driven by seasonal weather patterns, and include the estimated impacts of Hurricane Ian
  - Investment income of $30 million, lower YoY, driven by elevated investment gains in prior year period and current market conditions
- **Written premiums of $291 million reflects strong operating performance while navigating near-term industry headwinds**
  - Strong F&I written premiums despite lower industry sales, while P&C business gradually recovering from record low inventory levels
  - Disciplined focus on deepening and growing dealer relationships

		Inc / (Dec) v.	
Key Financials ***($ millions)***	**3Q 22**	**2Q 22**	**3Q 21**
Premiums, service revenue earned and other	$ 292	$ 7	$ 10
VSC Losses	35	(3)	2
Weather Losses	8	(18)	(3)
Other Losses	27	2	2
Losses and loss adjustment expenses	70	(19)	1
Acquisition and underwriting expenses[2]	220	9	16
Total underwriting income	2	17	(7)
Investment income and other (adjusted)[1]	30	1	(50)
Core pre-tax income[1]	$ 32	$ 18	$ (57)
Change in fair value of equity securities[3]	(62)	74	3
Pre-tax loss	$ (30)	$ 92	$ (54)
Total assets (EOP)	$ 8,533	$ (286)	$ (821)
Key Statistics - Insurance Ratios	**3Q 22**	**2Q 22**	**3Q 21**
Loss ratio	23.9%	31.2%	24.4%
Underwriting expense ratio	74.8%	74.8%	72.0%
Combined ratio	98.7%	106.0%	96.4%

Hurricane Ian

$40-60B Potential Insurance Industry Losses

$1.2B Insured Value of Ally Inventory within Ian's Path

$<4M Expected Hurricane Ian Losses

Mitigating Actions:

- Dedicated response team manages potential exposure to weather losses
- Proactive outreach to all dealers one week in advance of landfall
- Incentives for dealers that relocated vehicles
- Reinsurance protection to minimize loss exposure to catastrophic events

Insurance Written Premiums

($ millions)


$357
$82
$275
$295
$53
$242
$268
$53
$215
$265
$65
$200
$262
$25
$237
$291
$58
$233
P&C Premium
F&I Premium
3Q 19
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products.

(1) Represents a non-GAAP financial measure. See page 38 for calculation methodology and details. For additional footnotes see page 32.

ally do it right. | 18

3Q 2022 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $91 million**
  - Net financing revenue up YoY and QoQ reflecting higher asset balances
  - Other revenue up YoY and QoQ driven by a realized gain related to a previously restructured loan exposure
- **Held-for-investment loans of $9.4B, up 42% YoY**
  - Continued focus on asset-based originations
- **High quality, 100% floating-rate lending portfolio**
  - Comprised of 56% asset-based loans with 99.9% in first lien position

Key Financials (*$ millions*)	3Q 22	Inc / (Dec) v. 2Q 22	Inc / (Dec) v. 3Q 21
Net financing revenue	$ 80	$ 3	$ 3
Adjusted total other revenue (1)	54	35	39
Adjusted total net revenue (1)	134	38	42
Provision for credit losses	13	5	8
Noninterest expense(2)	30	2	3
Core pre-tax income (1)	$ 91	$ 31	$ 31
Change in fair value of equity securities (3)	0	(0)	(1)
Pre-tax income	$ 91	$ 31	$ 30
Total assets (EOP)	$ 9,840	$ 950	$ 3,111

Diversified Loan Portfolio

(as of 9/30/22)


All Other
7.9% Chemicals & Metals
2.4% Wholesale
1.2% Construction
0.4% Paper & Publishing
12%
Manufacturing
8.6% Auto & Transportation
6.8% Machinery Equipment
1.2% Other Manufacturing
17%
71%
Services
41.5% Financial Services
15.0% Health Services
13.4% Other Services
0.3% Food & Beverage
1.3% Retail Trade

HFI Loans and Unfunded Commitments

($ billions; EoP)


$7.2
$2.2
$5.0
3Q 19
$11.2
$4.5
$6.6
3Q 21
$12.5
$4.6
$7.8
4Q 21
$13.1
$5.0
$8.0
1Q 22
$13.9
$5.3
$8.5
2Q 22
$15.1
$5.6
$9.4
3Q 22
Unfunded Commitments
HFI Loans

Note: Balances exclude HFS loans and include signed commitment letters. HFI loans shown net of deferred fees

(1) Represents a non-GAAP financial measure. See page 38 for calculation methodology and details.
For additional footnotes see page 32.

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3Q 2022 Preliminary Results

Mortgage Finance

- **Mortgage pre-tax income of $19 million**
  - Net financing revenue, up $21 million YoY, reflecting growth in asset balances
  - Other revenue, down $12 million YoY, driven by decreased gain on sale margins and lower HFS units
- **Direct-to-Consumer (DTC) originations of $0.5 billion, down 85% YoY, reflecting higher interest rate environment and broader economic slowdown**
  - 50% of 3Q originations from existing depositors
- **Ally's original investment in Better mortgage totaled $25.5 million. In 2021, Ally sold a portion of its investment, realizing a gain of $38 million. Following 3Q impairment, remaining carrying value is $19 million**

Key Financials *($ millions)*	3Q 22	Inc / (Dec) v. 2Q 22	Inc / (Dec) v. 3Q 21
Net financing revenue	$ 57	$ 1	$ 21
Total other revenue	7	3	(12)
Total net revenue	$ 64	$ 4	$ 9
Provision for credit losses	2	2	-
Noninterest expense[1]	43	(11)	(4)
Pre-tax income	$ 19	$ 13	$ 13
Total assets (EOP)	$ 19,862	$ 736	$ 3,534

Mortgage Finance HFI Portfolio	3Q 22	2Q 22	3Q 21
Net Carry Value ($ billions)	$ 19.7	$ 18.9	$ 16.0
Wtd. Avg. LTV/CLTV [2]	54.2%	53.7%	57.6%
Refreshed FICO	780	779	776

Mortgage: Direct-to-Consumer Originations

($ billions)



$0.8
$0.2
$0.6
$3.6
$0.8
$2.8
$2.9
$0.8
$2.1
$1.7
$1.0
$0.7
$0.9
$0.6
$0.3
$0.5
$0.4
DTC HFS
DTC HFI
3Q 19
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Bulk					
$0.8	$1.2	$0.7	$0.8	$0.8	$1.1

Mortgage: Held-for-Investment Assets

($ billions)



$15.8
$1.9
$13.9
$16.0
$7.0
$9.0
$17.6
$8.7
$8.9
$18.4
$9.1
$9.3
$18.9
$9.2
$9.7
$19.7
$9.2
$10.5
DTC
Bulk
3Q 19
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

See page 32 for footnotes.

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3Q 2022 Preliminary Results

Navigating a Challenging Environment

Delivering solid operating performance while preparing for continued volatility

Macro Backdrop

↑ 475bps
Expected Fed Funds increase
Most since 1980

↓11%
Vehicle Sales vs. 2019
New and Used

Ally Originations ↑32% vs. 2019

↓1%
YTD Industry Total
Deposit Growth

Operational Execution

$48B — **FY Consumer Auto Originations**
Consistent risk profile | reflects power of Ally's scale and depth of dealer relationships

245bps — **Oct. YTD pricing ↑ within Retail Auto**
Ability to pass-through pricing, reflective of strategic focus on Prime and Used

$2-3B — **FY 2022 Retail Deposit Growth**
Solid growth amid industry contraction & record tax outflows | primary customers ↑ 5% YTD

Preparing for Uncertainty

Significant Reserves and Capital
12-month R&S period | Reversion to 6.5% UER
Reserves ↑**3x** vs '19, ↑**$1B** vs. CECL Day 1
CET1 ↑**$3.6B** vs. SCB requirement

Auto Risk Based Pricing
Yields >8% provide meaningful loss absorption capacity

Dynamic Underwriting
Continuous buy-box refinement informed by multi-factor credit decisioning process

Auto Servicing & Collections Capabilities
Advanced digital tools | Seasoned in-house staff with ability to scale ↑ through vendor staff augmentation

4Q Outlook

~3.50%	$2-3B	~1.00%	~$1.00
NIM (ex. OID)[1]	**Loan Growth**	**Consolidated NCOs**	**Adjusted EPS**[1]
Anticipate near term compression as deposits reprice faster than assets	Project accretive growth in consumer loan & corporate finance portfolios	Anticipate continued normalization and fourth quarter NCO seasonality	Expect near term NIM pressure, continued credit normalization *(assumes flat coverage rates)*

(1) Represents a non-GAAP financial measure. See pages 34 and 39 for details and calculation methodology.
See page 31 for Net charge-offs (NCO) definition.

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3Q 2022 Preliminary Results Strategic Priorities ‘Do It Right’ Purpose-Driven Culture Optimizing leading Auto, Insurance & Ally Bank products & platforms Engaging customers with newer products across scalable platforms Differentiating through deep expertise & digital-first capabilities Driving disciplined risk management & accretive capital deployment Delivering sustainable, enhanced results and value for ALL stakeholders 22

3Q 2022 Preliminary Results Supplemental 23

3Q 2022 Preliminary Results Supplemental Results by Segment Core pre-tax income Walk Inc / (Dec) v. ($ millions) Segment Detail 3Q 22 2Q 22 3Q 21 2Q 22 3Q 21 Automotive Finance $ 488 $ 600 $ 825 $ (112) $ (337) Insurance (3 0) (1 22) 24 92 (5 4) Dealer Financial Services $ 458 $ 478 $ 849 $ (2 0) $ (391) Corporate Finance 91 60 61 31 30 Mortgage Finance 19 6 6 13 13 Corporate and Other (151) 90 (9) (241) (1 42) $ (217) $ (4 90) Pre-tax income from continuing operations $ 417 $ 634 $ 907 (1) Core OID 11 10 9 0 1 (2) Change in fair value of equity securities 62 136 65 (74) (2) (3) Repositioning and other 20 - 52 20 (3 1) (1) $ (271) $ (5 23) $ 510 $ 780 $ 1 ,032 Core pre-tax income (1) Represents a non-GAAP financial measure. See pages 38 and 39 for calculation methodology and details. See page 33 for additional footnotes. 24

Supplemental

3Q 2022 Preliminary Results

Funding Profile Details

Funding Mix


9%
13%
12%
66%
8%
12%
6%
74%
7%
7%
4%
82%
6%
3%
1%
90%
5%
8%
1%
86%
Unsecured
FHLB / Other
Secured
Deposits
3Q 18
3Q 19
3Q 20
3Q 21
3Q 22

Note: Totals may not foot due to rounding.

Deposit Mix


6%
27%
67%
4%
26%
70%
4%
24%
72%
6%
23%
71%
8%
20%
72%
Brokered / Other
Retail CD
MMA/OSA/ Checking
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22

Note: Other includes sweep deposits, mortgage escrow and other deposits. Totals may not foot due to rounding.

Unsecured Long-Term Debt Maturities[1]

($ billions)

Maturity Date	Weighted Avg. Coupon	Principal Amount Outstanding[2]
2023	2.09%	$ 2.00
2024	4.48%	$ 1.45
2025+[3]	6.01%	$ 6.29

(1) Excludes retail notes and perpetual preferred equity; as of 9/30/2022.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year.

Wholesale Funding Issuance

($ billions)


Term Unsecured
Term ABS
$13.3
$7.9
$5.4
$5.8
$4.9
$0.9
$6.5
$6.5
$7.3
$7.3
$4.2
$3.5
$0.8
$2.8
$2.8
$0.8
$0.8
$1.7
$1.0
$0.8
2015
2016
2017
2018
2019
2020
2021
2022

Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings sold later. Excludes $2.35 billion of preferred equity issued in 2021. Totals may not foot due to rounding.

ally do it right. | 25

Supplemental

3Q 2022 Preliminary Results

Corporate and Other

- **Pre-tax loss of $151 million, Core pre-tax loss of $120 million, primarily driven by unrealized loss on nonmarketable equity investments**
- **Higher YoY net financing revenue driven by increased yield on securities portfolio and reduced cash balances**
- **Total assets down YoY primarily driven by normalized cash balances**

($ millions)		Inc / (Dec) v.	
Key Financials	**3Q 22**	**2Q 22**	**3Q 21**
Net financing revenue	$ 255	$ (55)	$ 117
Total other revenue	(74)	(133)	(86)
Total net revenue	$ 181	$ (188)	$ 31
Provision for credit losses	95	27	79
Noninterest expense	237	26	94
Pre-tax income / (loss)	$ (151)	$ (241)	$ (142)
Core OID [1]	11	0	1
Repositioning and other [2]	20	20	(31)
Change in fair value of equity securities [3]	(0)	(0)	(1)
Core pre-tax income / (loss) [1]	$ (120)	$ (221)	$ (173)
Cash & securities	$ 31,181	$ (1,143)	$ (9,511)
Held-for-investment loans, net [4]	2,727	281	1,291
Intercompany loan [5]	(390)	21	508
Other [5]	7,773	442	1,847
Total assets	$ 41,291	$ (399)	$ (5,865)

Ally Financial Rating Details

	LT Debt	ST Debt	Outlook
Fitch	BBB-	F3	Stable
Moody's	Baa3	P-3	Stable
S&P	BBB-	A-3	Stable
DBRS	BBB	R-2H	Stable

Note: Ratings as of 9/30/2022. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands.

Ally Invest	**3Q 22**	**2Q 22**	**3Q 21**
Net Funded Accounts *(k)*	520.8	518.2	502.9
Average Customer Trades Per Day *(k)*	29.1	33.7	40.8
Total Customer Cash Balances	$ 1,917	$ 2,027	$ 2,175
Total Net Customer Assets	$ 13,095	$ 13,508	$ 16,290

Ally Lending	**3Q 22**	**2Q 22**	**3Q 21**
Gross Originations	$ 599	$ 591	$ 362
Held-for-investment Loans *(EOP)*	$ 1,813	$ 1,523	$ 836
Portfolio yield	11.0%	11.9%	13.9%
NCO %	3.9%	4.0%	2.8%

Ally Credit Card	**3Q 22**	**2Q 22**	**3Q 21**
Gross Receivable Growth *(EOP)*	$ 203	$ 189	$ 131
Outstanding Balance *(EOP)*	$ 1,427	$ 1,224	$ 765
NCO %	4.0%	3.8%	2.6%
Active Cardholders *(k)*	1,009.6	908.4	671.2

Note: Ally Credit Card metrics are not reflected in Ally's 3Q'21 consolidated results

(1) Represents a non-GAAP financial measure. See pages 38 and 39 for calculation methodology and details.
See page 33 for additional footnotes.

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3Q 2022 Preliminary Results Supplemental Interest Rate Risk and Hedging (1) Net Financing Revenue Sensitivity Analysis ($ millions) 3Q 22 2Q 22 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous -100 bps $ 7 $ 95 $ (25) $ 73 +100 bps $ (3) $ (99) $ 26 $ (79) Stable rate environment n/m $ 690 n/m $ 751 (1) Net financing revenue impacts reflect a rolling 12-month view. See page 31 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. Fair Value Hedging on Fixed-Rate Consumer Auto Loans 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 Effective Hedge Notional Outstanding $21B $21B $21B $15B $10B $6B Average Pay-Fixed Rate 1.50% 1.50% 1.50% 1.50% 1.40% 0.90% * Receive float combination of SOFR/OIS 27

3Q 2022 Preliminary Results Supplemental Deferred Tax Asset (1) Deferred Tax Asset 3Q 22 2Q 22 Gross DTA Valuation Net DTA Net DTA Balance Allowance Balance Balance Net Operating Loss (Federal) $ 620 $ - $ 620 $ 516 Tax Credit Carryforwards 1 ,179 (754) 425 394 State/Local Tax Carryforwards 324 (140) 184 151 Other Deferred Tax Assets / (Liabilities) (6) - (6) (179) Net Deferred Tax Asset $ 2,117 $ (894) $ 1,224 $ 882 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset / (Liability) Balances Net GAAP DTA Balance Disallowed DTA ($ millions) $1,224 $882 $839 $609 $244 $48 $2 $6 $5 $4 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 Note: Changes to DTA in 2021 driven primarily by changes in tax depreciation election. Increase to DTA in 2022 primarily due to unrealized losses on investment securities, partially offset by pre-tax book income. 28

3Q 2022 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR), Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net financing revenue (excluding Core OID), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital For calculation methodology, refer to the Reconciliation to GAAP la iste do r in cum th ent. 1) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 38 for calculation methodology and details. 2) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. See page 39 for calculation methodology and details. 3) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See page 34 calculation methodology and details. 4) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 36 for more details. 5) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 39 calculation methodology and details. 29

3Q 2022 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 6) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 39 for calculation methodology and details. 7) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 30

3Q 2022 Preliminary Results Supplemental Notes on Other Financial Measures 1) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 2) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 3) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 4) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans ▪ Lease – new vehicle lease originations ▪ Used – used vehicle loans ▪ Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis. ▪ Nonprime – originations with a FICO® score of less than 620 5) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 6) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 7) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 31

3Q 2022 Preliminary Results Supplemental Additional Notes Page – 15 | Ally Bank: Leading, Growing & Diversified (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 16 | Auto Finance (1) Noninterest expense includes corporate allocations of $259 million in 3Q 2022, $245 million in 2Q 2022, and $234 million in 3Q 2021. Page – 17 | Auto Finance: Agile Market Leader (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+, Prime 620 – 719, Nonprime less than 620 (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2021. (4) ‘#1 Dealer Satisfaction among Non-Captive Lenders with Sub-Prime Credit’ - Source: J.D. Power. (5) ‘Active U.S. Dealers’ defined as all dealers who utilize one or more of Ally’s products including consumer & commercial lending, SmartAuction or Commercial Services Group and excludes RV Commercial & Consumer lines of business exited in 2Q 2018. Page – 18 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $24 million in 3Q 2022, $22 million in 2Q 2022, and $22 million in 3Q 2021. (3) Change in fair value of equity securities impacts the Insurance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 19 | Corporate Finance (2) Noninterest expense includes corporate allocations of $11 million in 3Q 2022, $11 million in 2Q 2022, and $10 million in 3Q 2021. (3) Change in fair value of equity securities impacts the Corporate Finance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 20 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $27 million in 3Q 2022, $30 million in 2Q 2022, and $24 million in 3Q 2021. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. 32

3Q 2022 Preliminary Results Supplemental Additional Notes Page – 24 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corp/Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Page – 26 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (4) HFI legacy mortgage portfolio and HFI Ally Lending portfolio. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held- for-sale. 33

Supplemental

3Q 2022 Preliminary Results

GAAP to Core Results: Adjusted EPS

Adjusted Earnings per Share ("Adjusted EPS")		QUARTERLY TREND												
		3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19	3Q 19
Numerator ($ millions)														
GAAP net income / (loss) attributable to common shareholders		$ 272	$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476	$ 241	$ (319)	$ 378	$ 381
Discontinued operations, net of tax		1	-	-	6	-	(1)	-	-	-	1	-	3	-
Core OID		11	10	10	9	9	9	10	9	9	9	8	8	7
Repositioning Items		20	-	-	107	52	70	-	-	-	50	-	-	-
Change in fair value of equity securities		62	136	66	(21)	65	(19)	(17)	(111)	(13)	(90)	185	(29)	11
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(20)	(31)	(16)	(20)	(26)	(13)	1	21	1	17	(41)	4	(4)
Significant discrete tax items		-	-	-	-	-	(78)	-	-	-	-	-	-	-
Core net income / (loss) attributable to common shareholders	[a]	$ 346	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228	$ (166)	$ 364	$ 396
Denominator														
Weighted-average common shares outstanding - *(Diluted, thousands)*	[b]	310,086	324,027	337,812	348,666	361,855	373,029	377,529	378,424	377,011	375,762	375,723	383,391	392,604
Metric														
GAAP EPS		$ 0.88	$ 1.40	$ 1.86	$ 1.79	$ 1.89	$ 2.41	$ 2.11	$ 1.82	$ 1.26	$ 0.64	$ (0.85)	$ 0.99	$ 0.97
Discontinued operations, net of tax		0.00	-	-	0.02	-	(0.00)	-	-	-	0.00	-	0.01	-
Core OID		0.03	0.03	0.03	0.03	0.03	0.02	0.03	0.02	0.02	0.02	0.02	0.02	0.02
Change in fair value of equity securities		0.20	0.42	0.19	(0.06)	0.18	(0.05)	(0.04)	(0.29)	(0.04)	(0.24)	0.49	(0.08)	0.03
Repositioning Items		0.06	-	-	0.31	0.14	0.19	-	-	-	0.13	-	-	-
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(0.06)	(0.09)	(0.05)	(0.06)	(0.07)	(0.03)	0.00	0.06	0.00	0.05	(0.11)	0.01	(0.01)
Significant discrete tax items		-	-	-	-	-	(0.21)	-	-	-	-	-	-	-
Adjusted EPS	[a] / [b]	$ 1.12	$ 1.76	$ 2.03	$ 2.02	$ 2.16	$ 2.33	$ 2.09	$ 1.60	$ 1.25	$ 0.61	$ (0.44)	$ 0.95	$ 1.01

(1) Due to antidilutive effect of the net loss from pre-tax loss from continuing operations attributable to common shareholders for the first quarter 2020, basic weighted average common shares outstanding were used to calculate diluted earnings per share.

Adjusted earnings per share (Adjusted EPS) *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure, as applicable for respective periods.*

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Supplemental

3Q 2022 Preliminary Results

GAAP to Core Results: Adjusted TBVPS

Adjusted Tangible Book Value per Share ("Adjusted TBVPS")

		QUARTERLY TREND												
		3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19	3Q 19
Numerator ($ billions)														
GAAP shareholder's equity		$ 12.4	$ 14.0	$ 15.4	$ 17.1	$ 17.3	$ 17.5	$ 14.6	$ 14.7	$ 14.1	$ 13.8	$ 13.5	$ 14.4	$ 14.5
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	-	-	-	-	-	-	-
GAAP common shareholder's equity		$ 10.1	$ 11.7	$ 13.1	$ 14.7	$ 15.0	$ 15.2	$ 14.6	$ 14.7	$ 14.1	$ 13.8	$ 13.5	$ 14.4	$ 14.5
Goodwill and identifiable intangibles, net of DTLs		(0.9)	(0.9)	(0.9)	(0.9)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.5)	(0.3)
Tangible common equity		9.2	10.7	12.2	13.8	14.6	14.8	14.2	14.3	13.7	13.4	13.1	14.0	14.2
Tax-effected Core OID balance *(assumes 21% tax rate)*		(0.7)	(0.7)	(0.7)	(0.7)	(0.7)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)
Adjusted tangible book value	[a]	$ 8.5	$ 10.1	$ 11.5	$ 13.1	$ 13.9	$ 14.1	$ 13.4	$ 13.5	$ 12.9	$ 12.6	$ 12.2	$ 13.1	$ 13.3
Denominator														
Issued shares outstanding *(period-end, thousands)*	[b]	300,335	312,781	327,306	337,941	349,599	362,639	371,805	374,674	373,857	373,837	373,155	374,332	383,523
Metric														
GAAP common shareholder's equity per share		$ 33.7	$ 37.3	$ 40.0	$ 43.6	$ 42.8	$ 41.9	$ 39.3	$ 39.2	$ 37.8	$ 37.0	$ 36.2	$ 38.5	$ 37.7
Goodwill and identifiable intangibles, net of DTLs per share		(3.0)	(2.9)	(2.8)	(2.8)	(1.1)	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)	(1.2)	(1.2)	(0.7)
Tangible common equity per share		30.6	34.3	37.1	40.8	41.8	40.9	38.3	38.2	36.7	35.9	35.0	37.3	37.0
Tax-effected Core OID balance *(assumes 21% tax rate)* per share		(2.2)	(2.2)	(2.1)	(2.1)	(2.0)	(2.1)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)
Adjusted tangible book value per share	[a] / [b]	$ 28.4	$ 32.2	$ 35.0	$ 38.7	$ 39.7	$ 38.8	$ 36.2	$ 36.1	$ 34.6	$ 33.7	$ 32.8	$ 35.1	$ 34.7

***Adjusted tangible book value per share (Adjusted TBVPS)** is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods.*

Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% ("rate") as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

Calculated Impact to Adjusted TBVPS from CECL Day-1

		1Q 20
Numerator ($ billions)		
Adjusted tangible book value		$ 12.2
CECL Day-1 impact to retained earnings, net of tax		1.0
Adjusted tangible book value less CECL Day-1 impact	[a]	$ 13.3
Denominator		
Issued shares outstanding *(period-end, thousands)*	[b]	373,155
Metric		
Adjusted TBVPS		$ 32.8
CECL Day-1 impact to retained earnings, net of tax per share		2.7
Adjusted tangible book value, less CECL Day-1 impact per share	[a] / [b]	$ 35.5

***Ally adopted CECL on January 1, 2020.** Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio.*

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Supplemental

3Q 2022 Preliminary Results

GAAP to Core Results: Core ROTCE

Core Return on Tangible Common Equity ("Core ROTCE")

		QUARTERLY TREND												
		3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19	3Q 19
Numerator ($ millions)														
GAAP net income / (loss) attributable to common shareholders		$ 272	$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476	$ 241	$ (319)	$ 378	$ 381
Discontinued operations, net of tax		1	-	-	6	-	(1)	-	-	-	1	-	3	-
Core OID		11	10	10	9	9	9	10	9	9	9	8	8	7
Repositioning Items		20	-	-	107	52	70	-	-	-	50	-	-	-
Change in fair value of equity securities		62	136	66	(21)	65	(19)	(17)	(111)	(13)	(90)	185	(29)	11
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(20)	(31)	(16)	(20)	(26)	(13)	1	21	1	17	(41)	4	(4)
Significant discrete tax items & other		-	-	-	-	-	(78)	-	-	-	-	-	-	-
Core net income / (loss) attributable to common shareholders	[a]	$ 346	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228	$ (166)	$ 364	$ 396
Denominator (Average, $ billions)														
GAAP shareholder's equity		$ 13.2	$ 14.7	$ 16.2	$ 17.2	$ 17.4	$ 16.1	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4	$ 14.4
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(1.2)	-	-	-	-	-	-	-
GAAP common shareholder's equity		$ 10.9	$ 12.4	$ 13.9	$ 14.8	$ 15.1	$ 14.9	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4	$ 14.4
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.9)	(0.9)	(0.9)	(0.7)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)
Tangible common equity		$ 10.0	$ 11.4	$ 13.0	$ 14.2	$ 14.7	$ 14.5	$ 14.3	$ 14.0	$ 13.6	$ 13.3	$ 13.5	$ 14.1	$ 14.1
Core OID balance		(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(1.0)	(1.0)	(1.0)	(1.0)	(1.1)	(1.1)	(1.1)	(1.1)
Net deferred tax asset ("DTA")		(1.1)	(0.8)	(0.4)	(0.6)	(0.9)	(0.6)	(0.1)	(0.1)	(0.1)	(0.2)	(0.1)	(0.0)	(0.1)
Normalized common equity	[b]	$ 8.0	$ 9.8	$ 11.7	$ 12.7	$ 12.9	$ 13.0	$ 13.1	$ 12.9	$ 12.4	$ 12.0	$ 12.3	$ 13.0	$ 12.9
Core Return on Tangible Common Equity	[a] / [b]	17.2%	23.2%	23.6%	22.1%	24.2%	26.7%	24.1%	18.7%	15.2%	7.6%	-5.4%	11.2%	12.3%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

(1) *In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.*

(2) *In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.*

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Supplemental

3Q 2022 Preliminary Results

GAAP to Core Results: Adjusted Efficiency Ratio

Adjusted Efficiency Ratio		QUARTERLY TREND				
		3Q 22	2Q 22	1Q 22	4Q 21	3Q 21
Numerator ($ millions)						
GAAP noninterest expense		$ 1,161	$ 1,138	$ 1,122	$ 1,090	$ 1,002
Rep and warrant expense		-	-	-	-	-
Insurance expense		(290)	(300)	(274)	(263)	(273)
Repositioning items		(20)	-	-	-	-
Adjusted noninterest expense for efficiency ratio	[a]	$ 851	$ 838	$ 848	$ 827	$ 729
Denominator ($ millions)						
Total net revenue		$ 2,016	$ 2,076	$ 2,135	$ 2,199	$ 1,985
Core OID		11	10	10	9	9
Repositioning items		-	-	-	9	52
Insurance revenue		(260)	(178)	(287)	(354)	(297)
Adjusted net revenue for the efficiency ratio	[b]	$ 1,767	$ 1,908	$ 1,858	$ 1,864	$ 1,749
Adjusted Efficiency Ratio	[a] / [b]	48.2%	43.9%	45.6%	44.4%	41.7%

Adjusted efficiency ratio *is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers.*

(1) *In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods.*

(2) *In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 18 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.*

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3Q 2022 Preliminary Results Supplemental Non-GAAP Reconciliation: Core Income ($ millions) 3Q 22 2Q 22 3Q 21 Change in fair Change in fair Change in fair (1) (1) (1) GAAP Core OID value of equity Repositioning Non-GAAP GAAP Core OID value of equity Repositioning Non-GAAP GAAP Core OID value of equity Repositioning Non-GAAP securities securities securities Consolidated Ally Net financing revenue $ 1,719 $ 11 $ - $ - 1,730 $ 1,764 $ 10 $ - $ - 1 ,774 $ 1,594 $ 9 $ - $ - 1,603 Total other revenue 297 - 62 - 359 312 - 136 - 448 391 - 65 52 507 Provision for credit losses 438 - - - 438 304 - - - 304 76 - - - 76 Noninterest expense 1 ,161 - - (20) 1,141 1 ,138 - - - 1,138 1 ,002 - - - 1,002 Pre-tax income $ 417 $ 11 $ 62 $ (20) $ 510 $ 634 $ 10 $ 136 $ - $ 780 $ 907 $ 9 $ 65 $ 52 $ 1,032 Corporate / Other Net financing revenue $ 255 $ 11 $ - $ - $ 266 $ 310 $ 10 $ - $ - $ 320 $ 138 $ 9 $ - $ - $ 147 Total other revenue (74) - (0) - (74) 59 - 0 - 59 12 - 1 (52) (39) Provision for credit losses 95 - - - 95 68 - - - 68 16 - - - 16 Noninterest expense 237 - - (20) 217 211 - - - 211 143 - - - 143 Pre-tax income $ (151) $ 11 $ (0) $ (20) $ (120) $ 90 $ 10 $ 0 $ - $ 101 $ (9) $ 9 $ 1 $ (52) $ (51) Insurance Premiums, service revenue earned and other $ 292 $ - $ - $ - $ 292 $ 285 $ - $ - $ - $ 285 $ 282 $ - $ - $ - $ 282 Losses and loss adjustment expenses 70 - - - 70 89 - - - 89 69 - - - 69 Acquisition and underwriting expenses 220 - - - 220 211 - - - 211 204 - - - 204 Investment income and other (32) - 62 - 30 (107) - 136 - 29 15 - 65 - 80 Pre-tax income $ (30) $ - $ 62 $ - $ 32 $ (122) $ - $ 136 $ - $ 14 $ 24 $ - $ 65 $ - $ 89 Corporate Finance Net financing revenue $ 80 $ - $ - $ - $ 80 $ 77 $ - $ - $ - $ 77 $ 77 $ - $ - $ - $ 77 Total other revenue 54 - (0) - 54 19 - (0) - 19 16 - (1) - 15 Provision for credit losses 13 - - - 13 8 - - - 8 5 - - - 5 Noninterest expense 30 - - - 30 28 - - - 28 27 - - - 27 Pre-tax income $ 91 $ - $ (0) $ - $ 91 $ 60 $ - $ (0) $ - $ 60 $ 61 $ - $ (1) $ - $ 60 (1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See pages 29 and 30 for definitions. Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 38

3Q 2022 Preliminary Results Supplemental Non-GAAP Reconciliations Net Financing Revenue (ex. Core OID) QUARTERLY TREND ($ millions) 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 GAAP Net Financing Revenue [x] $ 1,719 $ 1,764 $ 1,693 $ 1,654 $ 1,594 $ 1 ,547 $ 1,372 $ 1 ,303 $ 1 ,200 $ 1 ,054 $ 1 ,146 $ 1,156 $ 1,188 Core OID 11 10 10 9 9 9 10 9 9 9 8 8 7 Net Financing Revenue (ex. Core OID) [a] $ 1,730 $ 1,774 $ 1,703 $ 1,663 $ 1,603 $ 1 ,556 $ 1 ,382 $ 1,312 $ 1,209 $ 1,063 $ 1 ,154 $ 1,164 $ 1 ,195 Adjusted Other Revenue QUARTERLY TREND ($ millions) 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 GAAP Other Revenue [y] $ 297 $ 312 $ 442 $ 545 $ 391 $ 538 $ 565 $ 678 $ 484 $ 555 $ 266 $ 487 $ 413 Accelerated OID & repositioning items - - - 9 52 70 - - - - - - - Change in fair value of equity securities 62 136 66 (21) 65 (19) (17) (111) (13) (90) 185 (29) 11 Adjusted Other Revenue [b] $ 359 $ 448 $ 508 $ 533 $ 507 $ 588 $ 548 $ 567 $ 471 $ 465 $ 451 $ 458 $ 424 Adjusted NIE (ex. Repositioning) QUARTERLY TREND ($ millions) 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 GAAP Noninterest Expense [z] $ 1,161 $ 1,138 $ 1,122 $ 1,090 $ 1,002 $ 1,075 $ 943 $ 1 ,023 $ 905 $ 985 $ 920 $ 880 $ 838 Repositioning 20 - - - - - - - - 50 - - - Adjusted NIE (ex. Repositioning) [c] $ 1,141 $ 1,138 $ 1,122 $ 1,090 $ 1,002 $ 1 ,075 $ 943 $ 1 ,023 $ 905 $ 935 $ 920 $ 880 $ 838 Core Pre-Provision Net Revenue QUARTERLY TREND ($ millions) 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 Pre-Provision Net Revenue [x]+[y]-[z] 855 938 1 ,013 1 ,109 983 1,010 994 958 779 624 492 763 763 Core Pre-Provision Net Revenue [a]+[b]-[c] $ 948 $ 1,084 $ 1,088 $ 1,107 $ 1,108 $ 1 ,070 $ 987 $ 856 $ 775 $ 593 $ 686 $ 742 $ 782 Adjusted Total Net Revenue ($ millions) Adjusted Total Net Revenue [a]+[b] $ 2,089 $ 2,222 $ 2,210 $ 2,197 $ 2,110 $ 2,145 $ 1,930 $ 1,879 $ 1 ,680 $ 1 ,528 $ 1,606 $ 1,622 $ 1,620 Original issue discount amortization expense QUARTERLY TREND ($ millions) 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 (1) Core original issue discount (Core OID) amortization expense $ 11 $ 10 $ 10 $ 9 $ 9 $ 9 $ 10 $ 9 $ 9 $ 9 $ 8 $ 8 $ 7 Other OID 3 2 3 3 3 3 3 3 3 4 3 3 3 GAAP original issue discount amortization expense $ 13 $ 13 $ 13 $ 12 $ 12 $ 12 $ 12 $ 13 $ 12 $ 12 $ 11 $ 11 $ 11 Outstanding original issue discount balance QUARTERLY TREND ($ millions) 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 Core outstanding original issue discount balance (Core OID balance) $ (852) $ (863) $ (873) $ (883) $ (900) $ (952) $ (1,018) $ (1,027) $ (1,037) $ (1,046) $ (1,055) $ (1,063) $ (1,071) Other outstanding OID balance (36) (39) (37) (40) (29) (32) (34) (37) (48) (46) (34) (37) (40) GAAP outstanding original issue discount balance $ (888) $ (901) $ (911) $ (923) $ (929) $ (983) $ (1,052) $ (1,064) $ (1,084) $ (1,092) $ (1,089) $ (1,100) $ (1,111) Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses. ‘Repositioning’ is primarily related to the extinguishment of high-cost legacy debt, strategic activities, and significant other one-time items. (1) See page 29 for definition. 39